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                                                                    EXHIBIT 99.1



                         [Reliant Resources, Inc. Logo]


FOR FURTHER INFORMATION:                SANDY FRUHMAN - MEDIA     (713) 497-3123
                                        DENNIS BARBER - INVESTORS (713) 497-3042


FOR IMMEDIATE RELEASE:                  DECEMBER 5, 2003


                  RELIANT RESOURCES UNLIKELY TO EXERCISE OPTION
                  ON CENTERPOINT ENERGY'S SHARES OF TEXAS GENCO

HOUSTON, TX - Reliant Resources, Inc. (NYSE: RRI) announced today that it is unlikely to exercise its option to purchase CenterPoint Energy, Inc.'s 81 percent stake in Texas Genco Holdings, Inc. The option is exercisable between January 10 and January 24, 2004.

"The evaluation of the Texas Genco option is guided by the desire to meet the supply requirements of our Texas retail business at a favorable cost with a consistent earnings profile," said Joel V. Staff, Reliant Resources chairman and CEO. "Texas Genco's earnings are significantly impacted by the level of natural gas prices, and the exercise of the option would likely add substantial volatility to Reliant's earnings. Although our primary considerations are strategic, the cost of the transaction also is a factor."

"Reliant has contracted for about two-thirds of the projected capacity requirements of our Texas retail business in 2004 and a significant portion of the requirements in 2005," Staff explained. "Reserve margins within the Electric Reliability Council of Texas exceeded 38 percent in 2003 and are projected to remain above 30 percent through at least 2008. In the future, we expect to continue to contract for a significant portion of our supply, but over time we are likely to supplement our market-based purchases with the acquisition of individual generation assets."

Following the sale of its European energy business, Reliant expects to have approximately $917 million in an escrow account established for the possible purchase of the Texas Genco shares. Under the terms of its credit facilities, the company is permitted to maintain the funds in the escrow account until September 15, 2004.

Texas Genco owns approximately 13,900 megawatts of net generating capacity in Texas, representing approximately 20 percent of the total generation within the Electric Reliability Council of Texas (ERCOT) where Reliant serves more than 1.7 million customers.

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Reliant Resources, Inc., based in Houston, Texas, provides electricity and energy services to retail and wholesale customers in the U.S., marketing those services under the Reliant Energy brand name. The company provides a complete suite of energy products and services to more than 1.7 million electricity customers in Texas ranging from residences and small businesses to large commercial, industrial and institutional customers. Reliant also serves large commercial and industrial clients in the PJM (Pennsylvania, New Jersey, Maryland) Interconnection. The company has approximately 20,000 megawatts of power generation capacity in operation, under construction or under contract in the U.S. For more information, visit our web site at www.reliantresources.com.




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interest rates, weather conditions, changes in our business plan and other factors we discuss in our other filings with the Securities and Exchange Commission. Each forward-looking statement speaks only as of the date of the particular statement, and we undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.


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